Exhibit 99.1

TO:	ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF THE COMMON STOCK OF THE GEO GROUP, INC. (“GEO” OR THE “COMPANY”) AS OF APRIL 16, 2024 (THE “RECORD DATE”)

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF THE ABOVE-CAPTIONED CONSOLIDATED DERIVATIVE ACTION (THE “ACTIONS”) AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.

IF YOU HOLD GEO COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

Notice is hereby provided to you of the proposed settlement (the “Settlement”) of this stockholder derivative litigation. This Notice is provided by Order of the United States District Court for the Southern District of Florida (the “Court”). It is not an expression of any opinion by the Court with respect to the truth of the allegations in the litigation or merits of the claims or defenses asserted by or against any party. It is solely to notify you of the terms of the proposed Settlement, and your rights related thereto. The terms of the proposed Settlement are set forth in a written Stipulation of Settlement dated March 7, 2024 (“Stipulation”) that has been publicly filed with the Court.1 A link to the Form 8-K regarding the Settlement that has been filed with the SEC may be found on GEO’s website at https://investors.geogroup.com/news-events-reports/sec-filings.

[1]	Capitalized terms not otherwise defined shall have the same meanings as set forth in the Stipulation.

I.	WHY THE COMPANY HAS ISSUED THIS NOTICE

Your rights may be affected by the settlement of the action styled Zhang v. Zoley, et al., 21-cv-82061-CIV-RS (S.D. Fla.) (the “Action”). Plaintiff Rui Zhang (“Zhang” or “Plaintiff”) on behalf of himself and derivatively on behalf of GEO; individual defendants George C. Zoley, Brian

R. Evans, Anne N. Foreman, Duane Helkowski, Richard H. Glanton, Jose Gordo, Scott M. Kernan, Guido Van Hauwermeiren, Christopher C. Wheeler, Julie Myers Wood, J. David Donahue, Ann M. Schlarb, and David Venturella, (the “Settling Defendants”); and Nominal Defendant GEO (together with Plaintiff and the Settling Defendants, the “Settling Parties”) have agreed upon terms to settle the above-referenced litigation and have signed the Stipulation setting forth those settlement terms.

On August 28, 2024, at 9:00 a.m., the Court will hold a hearing (the “Settlement Hearing”) in the Action. The purpose of the Settlement Hearing is to determine: (i) whether the Settlement and Plaintiff’s Counsel’s Fee and Expense Application is fair, reasonable, and adequate and should be finally approved; (ii) whether a final judgment should be entered and the Action dismissed with prejudice pursuant to the Stipulation; and (iii) such other matters as may be necessary and proper under the circumstances.

II.	GEO DERIVATIVE LITIGATION

A.	Pre-Suit Demands

By letter dated October 30, 2020, Zhang sent GEO a demand, pursuant to Florida Statute § 607.1602, for certain books, records, and documents for inspection and copying (the “Books and Records Demand”). GEO responded by letter dated November 6, 2020, and stated its position that the Books and Records Demand failed to provide a credible basis to believe that GEO or any of its officers or directors engaged in mismanagement, wrongdoing, or waste.

On January 25, 2021, Zhang served a pre-suit demand pursuant to Florida law, by letter on GEO’s Board of Directors (the “Board”) demanding that the Board investigate alleged wrongdoing substantially similar to the allegations raised in the Complaint subsequently filed in the Action (the “Litigation Demand”).

By letter dated February 3, 2021, GEO informed Zhang that the Company would more fully respond at a later date, referencing “the mandatory 90-day waiting period, under Florida law, § 607.0742, for such a response before you may institute litigation.” In a follow up letter dated April 19, 2021, the Company advised Zhang of the Company’s position that the Litigation Demand was neither refused nor rejected, and that the bases for the demand overlapped with issues in the related securities class action case pending before this Court captioned Hartel v. The GEO Group, Inc., No. 20-cv-81063-RS (S.D. Fla.) (the “Securities Class Action”).

B.	The Action

On November 12, 2021, Zhang filed a putative shareholder derivative complaint (the “Complaint”) on behalf of GEO in the Court asserting claims for violations of Section 10(b) of the Securities Exchange Act of 1934 (the “Exchange Act”), and claims for breach of fiduciary duties, unjust enrichment, aiding and abetting breach of fiduciary duties, and waste of corporate assets under Florida law. The Complaint alleges that the Settling Defendants are liable to GEO for issuing and permitting the issuance of a series of false and misleading statements between November 9, 2018 and August 5, 2020 concerning, inter alia, the financial impact of the Company’s pending lawsuits.

Specifically, the Complaint alleges that the Settling Defendants misrepresented that GEO: (1) did not expect any pending claims or lawsuits to have a material adverse effect on its financial condition, results of operations, or cash flows; (2) had not recorded an accrual relating to these matters; (3) did not expect the outcome of any pending claims or legal proceedings to have a material adverse effect on its finances; and (4) had adequately accounted for the impact of known legal cases in its 2019 financial guidance. The Complaint alleges these statements caused GEO’s common stock to trade at artificially inflated prices, resulting in a decline in the price when the truth was publicly disclosed. The Settling Defendants expressly deny that the Complaint has asserted any valid claims as to any of them, and expressly deny any and all allegations of fault, liability, wrongdoing, or damages whatsoever.

Following Plaintiff’s initiation of the Action and Defendants’ acceptance of service, the Settling Parties filed a Joint Motion to Stay Action and Incorporated Memorandum of Law. See ECF No. 27. This joint motion to stay the Action was granted on January 18, 2022, pending further developments in the Securities Class Action, and the Court requested that the parties provide status reports periodically thereafter. See ECF No. 28.

C.	The Securities Class Action

The Securities Class Action, narrowed following multiple motions to dismiss, alleged that during the period from November 9, 2018 to August 5, 2020 (the “Class Period”), defendants GEO and George C. Zoley allegedly issued materially false and misleading statements concerning the possible adverse impact of pending litigation against the Company which artificially inflated the price of GEO common stock. When the purported truth concerning the pending litigation was allegedly publicly disclosed, the price of GEO’s common stock allegedly declined. Following mediation and further discussions, the parties to the Securities Class Action agreed to settle the lawsuit for a settlement payment of $3 million – which was the mediator’s recommendation. On July 7, 2023, the Court granted the motion for preliminary approval of the settlement in the Securities Class Action. On November 17, 2023, the Court granted final approval of the settlement of the Securities Class Action.

D.	Settlement Negotiations

In April 2023, the Settling Parties agreed to engage in settlement discussions in order to explore a potential resolution of the Action. Accordingly, on April 21, 2023, Plaintiff sent a written settlement demand to the Settling Defendants. Over the next several months, the Settling Parties engaged in extensive arm’s-length negotiations regarding a possible resolution of the Action.

In July 2023, the Settling Parties agreed to participate in a private mediation overseen by Robert Meyer (“Mr. Meyer” or the “Mediator”) of JAMS.2 In anticipation of the mediation, the Settling Parties prepared and exchanged detailed mediation statements.

The parties participated in a mediation session before Mr. Meyer on July 31, 2023. The mediation was unsuccessful, but the Settling Parties made progress and then continued negotiations thereafter with the assistance of Mr. Meyer.

After making further progress in the settlement discussions over the ensuing weeks, the Settling Parties engaged in a second mediation session with Mr. Meyer on August 26, 2023. While the Settling Parties again were unable to reach an agreement to settle the Action at that session, the Settling Parties continued negotiations with the assistance of Mr. Meyer.

Ultimately, following the lengthy, arm’s-length negotiations conducted with the assistance of Mr. Meyer, on September 27, 2023, the Settling Parties reached an agreement-in-principle to settle the Action and executed a term sheet whereby the Company agreed to adopt the corporate governance changes (the “Corporate Governance Policies”) set forth in ¶ V.3 herein, subject to Court approval.

E.	Other Pending Derivative Actions

Two demand futility derivative cases brought on behalf of GEO were filed and also stayed pending disposition of the Securities Action. Fang v. Zoley, et al., Case No. 50-2021-CA-008487 (Fla., 15th Jud’l Cir.); Maldonado, Jr. v. Zoley, et al., Case No. 22-81310-CIV-CANNON (S.D. Fla.) (collectively, the “Related Derivative Actions”).

[2]	Mr. Meyer also served as the mediator in the Securities Class Action.

III.	TERMS OF THE PROPOSED DERIVATIVE SETTLEMENT

The principal terms, conditions, and other matters that are part of the Settlement, which is subject to approval by the Court, are summarized below. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court.

Within ninety (90) days of the Judgment becoming Final, GEO’s Board shall adopt the Corporate Governance Policies set forth below, which shall remain in effect for no less than three (3) years from the date the Judgment becomes Final. GEO acknowledges that the Zhang Derivative Matter caused the adoption and implementation of the Corporate Governance Policies set forth below. GEO acknowledges that the Corporate Governance Policies set forth below confer benefits upon GEO and its current shareholders. GEO acknowledges that adoption of the Corporate Governance Policies set forth below is in the best interest of GEO and its current shareholders.

A.	The Corporate Governance Policies

Evaluation of Corporate Governance. Counsel for the Company shall conduct a one-time, privileged and confidential presentation to the Board regarding existing corporate governance practices, including a comparison to peer group practices, to be completed within 180 days of the Judgment becoming Final. The presentation shall be based on discussions with the Company’s Legal Department, Contract Compliance Department, and Chief Compliance Officer. The presentation shall include any recommendations to improve existing governance practices and risk management oversight.

Utilization of an Independent Search Firm. For a period of two (2) years from the Judgment becoming Final, in the event a vacancy arises on the Board for an independent director seat, the Nominating & Corporate Governance Committee (the “NCGC”) will retain an independent search firm to identify potential new independent director candidates, and the NCGC will consider candidates identified by such search as part of its process for appointing a new independent director to fill such vacancy.

Adoption and Implementation of a Formal Charter for the Legal Steering Committee. The Company shall adopt and implement a formal charter for the Legal Steering Committee, a copy of which is attached as Exhibit F to the Stipulation. The Board shall appoint an independent Chair of the Legal Steering Committee. GEO shall post the Legal Steering Committee Charter and membership on its website promptly after adoption.

Adoption and Implementation of a Formal Charter for the Disclosure Committee. The Company shall adopt and implement a formal Charter for the management-level Disclosure Committee (“Disclosure Committee”), a copy of which is attached as Exhibit G to the Stipulation.

Creation of the Position of Chief Compliance Officer. GEO shall create a new position of Chief Compliance Officer (“CCO”) that shall be separate from the General Counsel. The CCO shall serve as a member of the Disclosure Committee and shall report to the Company’s Chief Financial Officer (“CFO”) and the Audit and Finance Committee (the “Audit Committee”). A copy of the job description of the CCO is attached as Exhibit H to the Stipulation.

Enhancements to the Duties and Responsibilities of the Audit Committee. The Board shall amend the Charter of the Audit Committee as reflected in the redlined version of the existing charter, attached as Exhibit I to the Stipulation.

Director Education. The Board shall mandate that each new member of the Board will attend a National Association of Corporate Directors Certified Program or similar program(s) within one year of joining the Board, and the Company shall pay for any other continuing directors who voluntarily want to attend such a program once every two years.

Reporting Hotline. GEO shall keep in place its existing confidential reporting hotline, and GEO shall retain a log of all complaints to the hotline for four years. GEO’s General Counsel shall report to the Board regarding any complaints to the hotline that he or she believes are appropriate for the Board’s consideration.

IV.	PLAINTIFF’S COUNSEL’S APPLICATION FOR ATTORNEYS’ FEES AND EXPENSES

Plaintiff’s Counsel intends to apply to the Court for an award of attorneys’ fees and expenses not to exceed $2,500,000 (the “Fee and Expense Application”). Defendants believe there is no basis for the award of attorneys’ fees and expenses in that amount, have not agreed to the Fee and Expense Application, and will oppose the Fee and Expense Application.

Plaintiff’s Counsel has informed Defendants that they intend to apply to the Court for a service award to Plaintiff for the time and expenses Plaintiff expended in the prosecution of the Action of up to twenty-five hundred dollars ($2,500.00) to be payable from any fees and expenses the Court awards to Plaintiff’s Counsel in connection with the Fee and Expense Application (the “Service Award Application”). Defendants have not agreed to the Service Award Application, and expressly reserve the right to oppose the Service Award Application.

V.	REASONS FOR THE SETTLEMENT

The Settling Parties have determined that it is desirable and beneficial that the Zhang Derivative Matter, and all of their disputes related thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation, and Plaintiff’s Counsel believe that the Settlement is in the best interests of the Settling Parties, GEO, and its shareholders.

A.	Why Did the Settling Defendants Agree to Settle?

The Settling Defendants have denied and continue to deny each of the claims and contentions alleged by the Plaintiff in the Zhang Derivative Matter. The Settling Defendants expressly have denied and continue to deny all allegations of wrongdoing or liability against them or any of them arising out of, based upon, or related to, any of the conduct, statements, acts or omissions alleged, or that could have been alleged in the Zhang Derivative Matter. Without limiting the foregoing, the Settling Defendants have denied and continue to deny, among other things, that they breached their fiduciary duties or any other duty owed to GEO or its shareholders, or that Plaintiff, GEO, or its shareholders suffered any damage or were harmed as a result of any conduct alleged in the Zhang Derivative Matter. The Settling Defendants have further asserted and continue to assert that at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of GEO and its shareholders.

Nonetheless, the Settling Defendants also have taken into account the expense, uncertainty, and risks inherent in any litigation, especially in complex cases like the Action, and that the proposed Settlement would, among other things: (a) bring to an end the expenses, burdens, and uncertainties associated with the continued litigation of the claims asserted in the Zhang Derivative Matter; (b) finally put to rest those claims and the underlying Zhang Derivative Matter; and (c) confer substantial benefits upon them, including further avoidance of disruption of their duties due to the pendency and defense of the Zhang Derivative Matter. Therefore, the Settling Defendants have determined that it is desirable and beneficial that the Zhang Derivative Matter, and all of the Settling Parties’ disputes related thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation. Pursuant to the terms of the Settlement, the Stipulation (including all of the Exhibits hereto) shall in no event be construed as or deemed to be evidence of an admission or concession by the Settling Defendants with respect to any claim of fault, liability, wrongdoing, or damage whatsoever.

B.	Why Did Stockholders Agree to Settle?

Plaintiff and Plaintiff’s Counsel believe that the claims asserted in the Zhang Derivative Matter have merit. However, Plaintiff and Plaintiff’s Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Action against the Settling Defendants through trial(s) and potential appeal(s). Plaintiff and Plaintiff’s Counsel also have considered the uncertain outcome and the risk of any litigation, especially in complex actions such as the Action, as well as the difficulties and delays inherent in such litigation. Plaintiff and Plaintiff’s Counsel also are mindful of the inherent problems of proof of, and possible defenses to, the claims asserted in the Action. Based on their evaluation, Plaintiff and Plaintiff’s Counsel have determined that the Settlement set forth in the Stipulation is in the best interests of GEO and its shareholders.

VI.	SETTLEMENT HEARING

On August 28, 2024, at 9:00 a.m., the Court will hold the Settlement Hearing at the United States District Court for the Southern District of Florida, 229 East Broward Blvd., Courtroom 207A, Fort Lauderdale, Florida 33301. At the Settlement Hearing, the Court will consider whether the terms of the Settlement are fair, reasonable, and adequate and thus should be finally approved, whether the Fee and Expense Application should be approved, and whether the Action should be dismissed with prejudice pursuant to the Stipulation.

VII.	RIGHT TO ATTEND SETTLEMENT HEARING

Any current GEO shareholder may, but is not required to, appear in person at the Settlement Hearing. If you want to be heard at the Settlement Hearing, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to adjourn the date of the Settlement Hearing or modify any other dates without further notice. Thus, if you are planning to attend the Settlement Hearing, you should confirm the date and time before going to the Court. Current GEO shareholders who have no objection to the Settlement do not need to appear at the Settlement Hearing or take any other action.

VIII.	RIGHT TO OBJECT TO THE PROPOSED DERIVATIVE SETTLEMENT AND PROCEDURES FOR DOING SO

Any current GEO stockholder may appear and show cause, if he, she, or it has any reason why the Settlement of the Actions should not be approved as fair, reasonable, and adequate, or why a judgment should not be entered thereon, or why requested attorneys’ fees and expenses should not be approved. You must object in writing, and you may request to be heard at the Settlement Hearing. If you choose to object, then you must follow these procedures.

A.	You Must Make Detailed Objections in Writing

Any objections must be presented in writing and must contain the following information:

1. Your name, legal address, and telephone number;

2. The case name and number (Zhang v. Zoley, et al., Case No. 21-cv-82061-CIV-RS (S.D. Fla.));

3. Proof of being a GEO shareholder as of the Record Date, April 16, 2024;

4. The date(s) you acquired your GEO shares;

5. A statement of each objection being made;

6. Notice of whether you intend to appear at the Settlement Hearing. You are not required to appear; and

7. Copies of any papers you intend to submit, along with the names of any witness(es) you intend to call to testify at the Settlement Hearing and the subject(s) of their testimony.

The Court may not consider any objection that does not substantially comply with these requirements.

B.	You Must Timely Deliver Written Objections to the Court

Unless otherwise ordered by the Court, no current GEO shareholder shall be heard or entitled to contest the approval of all or any of the terms and conditions of the Settlement, or, if approved, the District Court Approval Order and the Judgment to be entered thereon approving the same, unless that person has, at least twenty-one (21) calendar days before the Settlement Hearing, filed with the Clerk of the Court appropriate proof of GEO stock ownership, along with written objections, including the basis therefore, and all other information detailed herein. All written objections and supporting papers must be submitted to the Court either by mailing them to:

Clerk of the Court

United States District Court

Southern District of Florida

299 East Broward Boulevard

Fort Lauderdale, Florida 33301

OR by filing them in person at any location of the United States District Court for the Southern District of Florida. An attorney hired by a shareholder for the purpose of objecting to the Settlement must file a notice of appearance with the Clerk of the Court no later than twenty-one (21) calendar days before the Settlement Hearing.

YOUR WRITTEN OBJECTIONS MUST BE POSTMARKED OR ON FILE WITH THE CLERK FOR THE COURT NO LATER THAN AUGUST 7, 2024.

Unless the Court orders otherwise, your objection will not be considered unless it is timely filed with the Court.

Your written objection must also be mailed to:

Plaintiff’s Counsel:

RIGRODSKY LAW, P.A.

Timothy J. MacFall, Esq.

825 East Gate Boulevard, Suite 300

Garden City, NY 11530

-  And -

GEO’s Counsel:

KING & SPALDING LLP

Brian P. Miller, Esq.

Southeast Financial Center

200 S. Biscayne Boulevard Suite 4700

Miami, FL 33131

-  And -

Settling Defendants’ Counsel:

GUNSTER, YOAKLEY & STEWART, P.A.

William K. Hill, Esq.

600 Brickell Avenue, 35th Floor

Miami, FL 33131

Any Person or entity who fails to object or otherwise request to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement as incorporated in the Stipulation or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding, and, unless otherwise ordered by the Court, shall be bound by the Judgment to be entered and the releases to be given.

IX.	HOW TO OBTAIN ADDITIONAL INFORMATION

This Notice summarizes the Stipulation. It is not a complete statement of the events of the Action or the Settlement contained in the Stipulation.

You may inspect the Stipulation and other papers in the Action at the United States District Clerk’s office at any time during regular business hours of each business day. The Clerk’s office is located at the United States District Court for the Southern District of Florida, 229 East Broward Blvd., Fort Lauderdale, Florida 33301. However, you must appear in person to inspect these documents. The Clerk’s office will not mail copies to you. You may also view and download the Stipulation via the Public Access to Court Electronic Records (PACER) system at pacer.uscourts.gov.

If you have any questions about matters in this Notice, you may contact:

RIGRODSKY LAW, P.A.

Timothy J. MacFall

825 East Gate Boulevard, Suite 300

Garden City, NY 11530

(516) 683-3516

tjm@rl-legal.com

PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO THE COURT, THE CLERK’S OFFICE, OR DEFENDANTS’ COUNSEL.

IT IS SO ORDERED.

DATED: APRIL 16, 2024	BY ORDER OF THE COURT
UNITED STATES DISTRICT COURT SOUTHERN DISTRICT OF FLORIDA

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